Exhibit 99.1

Artemis Q1 FY 2003 Earnings Release

FOR IMMEDIATE RELEASE	PRESS RELEASE

CONTACT:

Robert Stefanovich
Executive Vice President, Chief Financial Officer
Artemis International Solutions Corporation
949-660-7100 x208
robert.stefanovich @us.asic.com

Christine Brian
Senior Marketing Manager, Americas
Artemis International Solutions Corporation
303.531.3178
christine.brian@us.aisc.com

ARTEMIS REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS;
Software revenue up 46% over prior year’s quarter

NEWPORT BEACH, CA - May 14, 2003 - Artemis International Solutions Corporation (OTCBB: AMSI), one of the leading providers of enterprise project and portfolio management software solutions, today reported its financial results for the first quarter 2003.

Artemis reported $16.2 million in total revenue for the first quarter of 2003, compared with $15.7 million for the first quarter of 2002 - an increase of 3%, reflecting favorable changes in foreign currency exchange rates. Software license revenue totaled $4.6 million in the first quarter of 2003, compared with $3.1 million in the same quarter of 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $0.6 million for the quarter ended March 31, 2003, compared with an EBITDA loss of $0.5 million for the prior year quarter.

US GAAP reported net loss for the quarter ended March 31, 2003, was $0.9 million, or $(0.09) per common share; an improvement of $1.2 million from the net loss of $(2.1) million, or $(0.21) per common share, for the comparable 2002 period. The Company generated $1.4 million in positive cash flow from operations during the first quarter of 2003, which represented the third consecutive quarter of positive cash flows from operations; ending the quarter with $7.4 million in cash.

The 46% year over year increase in software revenues was largely attributable to continued acceptance of the new Artemis Portfolio Management product and favorable changes in foreign currency exchange rates. The increase in software revenues and more efficient customer support delivery helped gross margins improve to 55% of revenues as compared to 50% of revenues for the prior year’s quarter. G&A expenses dropped to by over $1 million versus the prior year’s quarter, to 16% of revenues, as a result of aggressive, worldwide cost cutting and head count reductions, and divestitures of non-core assets being realized.

The Company has scheduled a conference call to discuss its results for the quarter on May 14, 2003, at 5:00 p.m. (EDT). Michael Rusert, President and Chief Executive Officer of Artemis, and Robert Stefanovich, Chief Financial Officer of Artemis, will host the call and will be available to answer questions.

To participate, please call the following teleconferencing number: 1 (847) 619-6818. Reference ‘Artemis First Quarter 2003 Financial Results Call’. Please begin placing your calls at least 5 minutes before the conference call is scheduled to begin. For those unable to participate, there will be a telephonic replay available from May 14, 2003 at 7:00 p.m. (EDT), through May 22, 2003 11:59 p.m. (EDT). Dial 1 (630) 652-3000. Reference ID: 7174235.

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About Artemis International Solutions Corporation

Artemis International Solutions Corporation is one of the world’s leading providers of enterprise project and portfolio management software solutions for all levels of the enterprise. Artemis’ solutions are supported by industry-leading consulting services and an international distribution network of 40 offices in 27 countries. Artemis has over 500,000 users around the world, and services key vertical markets such as Aerospace and Defense, Energy, Telecommunications, High Technology, Pharmaceutical, Government, Automotive and Financial Services. The common stock of the company trades under the symbol “AMSI” on the OTCBB.  For more information, visit www.aisc.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company’s growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

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FINANCIAL INFORMATION

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands, except share amounts)

	March 31, 2003	December 31, 2002
	(Unaudited)
Current assets:
Cash	$7,378	$7,766
Trade accounts receivable, net of allowance for doubtful accounts of approximately $258 at March 31, 2003 and $296 at December 31, 2002	12,572	17,320
Other accounts receivable	520	461
Prepaid expenses	1,240	1,618
Other current assets	1,103	1,647
Total current assets	22,813	28,812

Property and equipment, net of accumulated depreciation and amortization of $7,457 at March 31, 2003 and $7,197 at December 31, 2002	1,536	1,588
Intangible assets, net of amortization of $5,147 at March 31, 2003 and $4,118 at December 31, 2002	9,608	10,637
Investment in affiliates and other assets	1,299	836
Total assets	$35,256	$41,873

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,850	$4,468
Accrued liabilities	5,441	7,254
Accrued payroll and taxes	6,255	7,226
Deferred revenue	9,990	10,842
Line of credit	2,226	3,486
Current portion of long-term debt	488	950
Total current liabilities	28,250	34,226

Accrued pension and other liabilities	888	832
Deferred taxes	800	800
Long-term debt, less current portion	338	235
Total liabilities	30,276	36,093

Commitments and contingencies

Stockholders’ equity:

Preferred stock	—	—
Common stock	10	10
Additional paid-in capital	80,833	80,833
Accumulated deficit	(76,008)	(75,100)
Accumulated other comprehensive income	145	37
Total stockholders’ equity	4,980	5,780
Total liabilities and stockholders’ equity	$35,256	$41,873

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ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION.

Consolidated Financial Highlights

(Unaudited)

	Three Months Ended March 31,
	2003	Percent of Total Revenues	2002	Percent of Total Revenues
	(in thousands, except share data)
Statement of Operations Data:

Revenue:
Software	$4,610	28%	$3,152	20%
Support	4,294	27%	3,973	25%
Services	7,291	45%	8,611	55%
	16,195	100%	15,736	100%

Cost of revenue:
Software	260	2%	485	3%
Support	1,343	8%	1,677	11%
Services	5,624	35%	5,742	36%
	7,227	45%	7,904	50%

Gross margin	8,968	55%	7,832	50%

Operating expenses:
Selling and marketing	3,963	24%	2,712	17%
Research and development	2,142	13%	2,064	13%
General and administrative	2,669	17%	3,660	23%
Amortization expense	1,029	6%	1,036	7%
	9,803	60%	9,472	60%

Operating loss	(835)	-5%	(1,640)	-10%

Net interest expense	26	0%	26	0%
Other non-operating (income) expense, net	(57)	0%	398	3%
	(31)	0%	424	3%

Loss before income taxes	(804)	-5%	(2,064)	-13%

Income tax expense	104	1%	49	0%

Net Income (loss)	$(908)	-6%	$(2,113)	-13%

Basic and diluted loss per common share	$(0.09)		$(0.21)

Weighted average common shares used in computing basic and diluted loss per common share	9,965		9,965

Reconciliation of net loss to EBITDA:
Net loss	$(908)		$(2,113)
Depreciation and amortization	1,345		1,569
Interest	26		26
Taxes	104		49
EBITDA (1)	$567		$(469)

Net cash provided by (used in) operating activities	$1,387		$(830)

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(1)          Represents income (loss) before depreciation and amortization, net interest income or expense and income tax expense/benefit.  EBITDA is not indicative of cash provided by or used in operating activities and may differ from comparable information provided by other companies, and it should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with accounting principles generally accepted in the United States.  EBITDA is commonly used in the industry and is presented because Artemis believes it provides relevant and useful information to investors.  Investors could use such a measure to analyze and compare companies on the basis of current period operating performance.  Artemis discloses EBITDA to provide additional information with respect to its ability to meet future capital expenditures and working capital requirements, to incur indebtedness if necessary, and to fund continued growth.

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